Exhibit 99.01

Valero Energy Reports Fourth Quarter 2013 Results

SAN ANTONIO, January 29, 2014 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1.3 billion, or $2.38 per share, for the fourth quarter of 2013 compared to net income attributable to Valero stockholders of $1.0 billion, or $1.82 per share, for the fourth quarter of 2012. The fourth quarter 2013 results include a nontaxable gain of $325 million, or $0.60 per share, related to the disposition of Valero’s retained interest in CST Brands, Inc. Excluding this item, fourth quarter 2013 net income attributable to Valero stockholders was $963 million, or $1.78 per share. The fourth quarter 2012 results include a noncash asset impairment loss of $37 million after taxes, or $0.06 per share. Excluding this item, fourth quarter 2012 net income attributable to Valero stockholders was $1.05 billion, or $1.88 per share.

For the year ended December 31, 2013, net income attributable to Valero stockholders was $2.7 billion, or $4.97 per share. The 2013 results include the previously noted nontaxable gain on the disposition of Valero’s retained interest in CST Brands, as well as after-tax charges to general and administrative expenses of $20 million and income tax expense of $9 million related to the May 1 spinoff of 80 percent of the outstanding equity in CST Brands to Valero’s stockholders. Excluding these items, net income attributable to Valero stockholders was $2.4 billion, or $4.42 per share.

“We had a great fourth quarter and ended the year on a strong note,” said Valero Chairman and CEO Bill Klesse. “Our refineries and ethanol plants ran well and at a high utilization rate in the fourth quarter. In refining, we took advantage of favorable crude oil discounts at most locations, while our ethanol business enjoyed high margins and set a record high for quarterly and annual operating income.”

Commenting on strategic accomplishments in the fourth quarter, Klesse said, “In addition to liquidating our remaining interest in CST Brands, we successfully completed the initial public offering of common units in Valero Energy Partners LP. We plan to use this master limited partnership as the primary vehicle to grow our transportation and logistics assets.”

Fourth quarter 2013 operating income was $1.6 billion versus operating income of $1.6 billion in the fourth quarter of 2012. Year-over-year decreases in operating income in the refining segment and the spun-off retail segment were mostly offset by an increase in operating income in the ethanol segment.

The decrease in refining segment operating income from the fourth quarter of 2012 to the fourth quarter of 2013 was mainly due to an increase in depreciation and amortization expense, an increase in operating expenses due largely to higher energy costs, and a decrease in throughput margin. The decrease in throughput margin was primarily due to a decrease in gasoline and diesel margins, which was partially offset by an increase in sour crude oil discounts versus Brent crude oil and an increase in throughput volumes. Fourth quarter 2013 refining throughput volumes averaged 2.8 million barrels per day, an increase of 139,000 barrels per day from the fourth quarter of 2012.

Valero’s ethanol segment earned operating income of $269 million in the fourth quarter of 2013, versus $12 million in the fourth quarter of 2012. The increase in operating income was attributed to significantly higher gross margins per gallon caused by a decrease in corn prices and low industry ethanol inventories, combined with production volumes at a record-high quarterly average of 3.6 million gallons per day. In 2013, the ethanol segment earned $491 million in operating income versus an operating loss of $47 million in 2012.

Regarding cash flows in the fourth quarter of 2013, capital expenditures were $538 million, of which $107 million was for turnarounds and catalyst. Valero paid $120 million in dividends on its common stock and $339 million to purchase approximately 8.3 million shares of its common stock, bringing the total 2013 stock purchases to 22.4 million shares at a cost of $928 million. Other sources of cash flow in the fourth quarter of 2013 were net proceeds of $369 million from the offering of common units in Valero Energy Partners LP as well as $448 million of net proceeds, including $19 million in associated fees, from the disposition of the remaining interest in CST Brands. Valero ended 2013 with $6.6 billion in total debt and $4.3 billion of cash and temporary cash investments, of which $375 million was held by Valero Energy Partners LP. Subsequent to year end, Valero continued to return cash to stockholders by purchasing four million shares of its common stock for $208 million.

Valero’s 2013 capital expenditures, including turnarounds and catalyst, were $2.76 billion, which was below previous guidance. Valero expects 2014 capital expenditures, including turnarounds and catalyst, to be approximately $3 billion, as previously announced.

“We continue to execute our overall strategy of creating long-term stockholder value,” Klesse said. “We are pursuing strategic investments that increase our capability to process light crude oil, increase our distillates yield, and convert more natural gas into liquids. While making these investments, we continue to return cash to stockholders by increasing our regular dividend and buying our stock. We believe that, as we continue to lower costs and improve reliability, our stockholder value will increase.”

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,500 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. Through subsidiaries, Valero owns the general partner of Valero Energy Partners LP (NYSE: VLP), a midstream master limited partnership. More than 7,300 outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Valero Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2744
Media: Bill Day, Vice President - Media and Community Relations, 210-345-2928

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10‑K and quarterly reports on Form 10‑Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Statement of Income Data (a):
Operating revenues	$34,429	$34,695	$138,074	$139,250
Costs and expenses:
Cost of sales	31,177	31,300	127,316	127,268
Operating expenses:
Refining	968	906	3,704	3,668
Retail	—	172	226	686
Ethanol	106	84	387	332
General and administrative expenses (b)	179	189	758	698
Depreciation and amortization expense	437	402	1,720	1,574
Asset impairment losses (c)	—	58	—	1,014
Total costs and expenses	32,867	33,111	134,111	135,240
Operating income	1,562	1,584	3,963	4,010
Gain on disposition of retained interest in CST Brands, Inc. (a)	325	—	325	—
Other income, net	17	10	59	9
Interest and debt expense, net of capitalized interest	(102)	(70)	(365)	(313)
Income before income tax expense	1,802	1,524	3,982	3,706
Income tax expense (d)	515	515	1,254	1,626
Net income	1,287	1,009	2,728	2,080
Less: Net income (loss) attributable to noncontrolling interests (e)	(1)	(1)	8	(3)
Net income attributable to Valero Energy Corporation stockholders	$1,288	$1,010	$2,720	$2,083

Earnings per common share	$2.39	$1.83	$4.99	$3.77
Weighted-average common shares outstanding (in millions)	536	551	542	550

Earnings per common share – assuming dilution	$2.38	$1.82	$4.97	$3.75
Weighted-average common shares outstanding – assuming dilution (in millions)	542	556	548	556

Dividends per common share	$0.225	$0.175	$0.850	$0.650

See Notes to Earnings Release on Table Page 6.

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating income by business segment:
Refining (c)	$1,484	$1,677	$4,217	$4,450
Retail	—	95	81	348
Ethanol	269	12	491	(47)
Corporate	(191)	(200)	(826)	(741)
Total	$1,562	$1,584	$3,963	$4,010
Depreciation and amortization expense by business segment:
Refining	$413	$350	$1,566	$1,370
Retail	—	31	41	119
Ethanol	12	10	45	42
Corporate	12	11	68	43
Total	$437	$402	$1,720	$1,574
Operating highlights:
Refining:
Throughput margin per barrel	$11.20	$12.27	$9.69	$10.96
Operating costs per barrel:
Operating expenses	3.79	3.73	3.78	3.79
Depreciation and amortization expense	1.61	1.44	1.60	1.44
Total operating costs per barrel (c)	5.40	5.17	5.38	5.23
Operating income per barrel	$5.80	$7.10	$4.31	$5.73
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	497	505	486	453
Medium/light sour crude	528	544	466	547
Sweet crude	1,074	948	1,039	991
Residuals	245	212	282	200
Other feedstocks	112	86	106	120
Total feedstocks	2,456	2,295	2,379	2,311
Blendstocks and other	323	345	303	302
Total throughput volumes	2,779	2,640	2,682	2,613
Yields (thousand barrels per day):
Gasolines and blendstocks	1,340	1,255	1,287	1,251
Distillates	1,066	941	984	918
Other products (f)	412	473	440	467
Total yields	2,818	2,669	2,711	2,636

See Notes to Earnings Release on Table Page 6.

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Refining operating highlights by region (g):
U.S. Gulf Coast (c):
Operating income	$1,026	$914	$2,381	$2,541
Throughput volumes (thousand barrels per day)	1,578	1,570	1,523	1,488

Throughput margin per barrel	$12.25	$11.08	$9.57	$9.65
Operating costs per barrel:
Operating expenses	3.57	3.40	3.66	3.55
Depreciation and amortization expense	1.62	1.36	1.63	1.44
Total operating costs per barrel	5.19	4.76	5.29	4.99
Operating income per barrel	$7.06	$6.32	$4.28	$4.66
U.S. Mid-Continent:
Operating income	$320	$638	$1,293	$2,044
Throughput volumes (thousand barrels per day)	452	465	435	430

Throughput margin per barrel	$12.94	$19.75	$13.37	$18.49
Operating costs per barrel:
Operating expenses	3.58	3.43	3.58	4.02
Depreciation and amortization expense	1.65	1.42	1.64	1.48
Total operating costs per barrel	5.23	4.85	5.22	5.50
Operating income per barrel	$7.71	$14.90	$8.15	$12.99
North Atlantic:
Operating income	$139	$135	$570	$752
Throughput volumes (thousand barrels per day)	485	327	459	428

Throughput margin per barrel	$8.04	$10.48	$7.93	$9.24
Operating costs per barrel:
Operating expenses	3.81	4.75	3.50	3.59
Depreciation and amortization expense	1.12	1.23	1.03	0.85
Total operating costs per barrel	4.93	5.98	4.53	4.44
Operating income per barrel	$3.11	$4.50	$3.40	$4.80
U.S. West Coast:
Operating income (loss)	$(1)	$39	$(27)	$147
Throughput volumes (thousand barrels per day)	264	278	265	267

Throughput margin per barrel	$7.79	$8.58	$7.43	$8.84
Operating costs per barrel:
Operating expenses	5.45	4.90	5.35	5.09
Depreciation and amortization expense	2.39	2.16	2.35	2.25
Total operating costs per barrel	7.84	7.06	7.70	7.34
Operating income (loss) per barrel	$(0.05)	$1.52	$(0.27)	$1.50

Operating income for regions above	$1,484	$1,726	$4,217	$5,484
Severance expense	—	—	—	(41)
Asset impairment losses applicable to refining (c)	—	(49)	—	(993)
Total refining operating income	$1,484	$1,677	$4,217	$4,450

See Notes to Earnings Release on Table Page 6.

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$109.26	$110.03	$108.74	$111.70
Brent less West Texas Intermediate (WTI) crude oil	11.83	21.93	10.80	17.55
Brent less Alaska North Slope (ANS) crude oil	3.87	3.65	1.00	1.08
Brent less Louisiana Light Sweet (LLS) crude oil	7.62	(0.77)	0.41	(0.91)
Brent less Mars crude oil	12.78	5.12	5.52	3.97
Brent less Maya crude oil	19.88	17.15	11.31	12.06
LLS crude oil	101.64	110.80	108.33	112.61
LLS less Mars crude oil	5.16	5.89	5.11	4.88
LLS less Maya crude oil	12.26	17.92	10.90	12.97
WTI crude oil	97.43	88.10	97.94	94.15

Natural gas (dollars per million British Thermal Units)	3.79	3.34	3.69	2.71

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
CBOB gasoline less Brent	(5.43)	(2.47)	2.69	4.89
Ultra-low-sulfur diesel less Brent	13.16	17.42	15.95	16.48
Propylene less Brent	(5.41)	(24.82)	(2.72)	(22.38)
CBOB gasoline less LLS	2.19	(3.24)	3.10	3.98
Ultra-low-sulfur diesel less LLS	20.78	16.65	16.36	15.57
Propylene less LLS	2.21	(25.59)	(2.31)	(23.29)
U.S. Mid-Continent:
CBOB gasoline less WTI (h)	2.68	21.65	16.77	25.40
Ultra-low-sulfur diesel less WTI	25.66	42.31	28.33	34.96
North Atlantic:
CBOB gasoline less Brent	2.78	8.06	8.50	10.66
Ultra-low-sulfur diesel less Brent	16.37	23.13	17.84	19.06
U.S. West Coast:
CARBOB 87 gasoline less ANS	4.76	9.48	12.69	15.39
CARB diesel less ANS	18.88	23.46	18.83	19.93
CARBOB 87 gasoline less WTI	12.72	27.76	22.49	31.86
CARB diesel less WTI	26.84	41.74	28.63	36.40
New York Harbor corn crush (dollars per gallon)	0.84	(0.23)	0.42	(0.15)

See Notes to Earnings Release on Table Page 6.

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Ethanol:
Operating income (loss)	$269	$12	$491	$(47)
Production (thousand gallons per day)	3,570	2,664	3,294	2,967

Gross margin per gallon of production	$1.18	$0.44	$0.77	$0.30
Operating costs per gallon of production:
Operating expenses	0.32	0.34	0.32	0.30
Depreciation and amortization expense	0.04	0.05	0.04	0.04
Total operating costs per gallon of production	0.36	0.39	0.36	0.34
Operating income (loss) per gallon of production	$0.82	$0.05	$0.41	$(0.04)

			December 31,
			2013	2012
Balance Sheet Data:
Current assets			$19,277	$16,460
Cash and temporary cash investments included in current assets			4,292	1,723
Inventories included in current assets			5,758	5,973
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			6,851	6,717
Current liabilities			13,123	11,929
Current portion of debt and capital lease obligations included in current liabilities			303	586
Debt and capital lease obligations, less current portion			6,261	6,463
Total debt			6,564	7,049
Valero Energy Corporation stockholders’ equity			19,460	18,032

See Notes to Earnings Release on Table Page 6.

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
On May 1, 2013, we completed the separation of our retail business, creating an independent public company named CST Brands, Inc. (CST). The separation occurred by way of a pro rata distribution of 80 percent of the outstanding shares of CST common stock to our stockholders on May 1, 2013. Each Valero stockholder received one share of CST common stock for every nine shares of Valero common stock held at the close of business on the record date of April 19, 2013. The nature and significance of our post-separation participation in the supply of motor fuel to CST represents a continuation of activities with CST for accounting purposes. As such, the historical results of operations related to CST have not been reported as discontinued operations in the Statement of Income Data.

In October 2013, we borrowed $525 million under a short-term debt agreement with a third-party financial institution in anticipation of liquidating our retained interest in CST. This liquidation was completed on November 14, 2013 by transferring all remaining shares of CST common stock owned by us to the financial institution in exchange for $467 million of our short-term debt, and we paid the remaining $58 million of short-term debt in cash. After paying $19 million of fees, we recognized a $325 million nontaxable gain.

(b)
The increase in general and administrative expenses for the year ended December 31, 2013 compared to the year ended December 31, 2012 is due to costs of $30 million incurred to effect the May 1, 2013 separation of CST and costs of $52 million related to certain environmental and legal matters. These increases were partially offset by a reduction in insurance reserves of $11 million.

(c)
Asset impairment losses for the year ended December 31, 2012 are primarily related to the $928 million loss on the write down of the Aruba refinery. In addition, we recorded asset impairment losses of $65 million related to equipment associated with a permanently cancelled capital project at another refinery and $21 million related to certain retail stores that we owned prior to the separation of our retail business, of which $58 million was recorded during the three months ended December 31, 2012.

The asset impairment losses associated with our refineries are included in the operating income of our refining segment, but they are excluded from the operating income of the U.S. Gulf Coast region. In addition, these losses are excluded from the operating costs per barrel and operating income per barrel for our refining segment and U.S. Gulf Coast region. The asset impairment losses associated with our retail stores are included in the operating income of our former retail segment.

(d)
Income tax expense for the three months and year ended December 31, 2013 is lower than the customary relationship between income tax expense and income before income tax expense primarily due to the $325 million tax-free gain on the disposition of our retained interest in CST that we recognized in November 2013. The disposition of our retained interest in CST is discussed in note (a).

(e)
We consolidate the financial statements of the entities described below due to our controlling interests. The earnings (losses) incurred by these entities that are attributable to the owners of the noncontrolling interests are subtracted from (added back) to net income to arrive at net income attributable to Valero stockholders.

•
Valero Energy Partners LP (VLP) - On December 16, 2013, VLP, a master limited partnership formed by us, completed its initial public offering of 17,250,000 common units representing a 29.4 percent limited partner interest in VLP. We own a 2 percent general partner interest and a 68.6 percent limited partner interest.

•
Diamond Green Diesel Holdings LLC (DGD) - We own a 50 percent interest in DGD and have lent DGD $221 million to finance approximately 60 percent of the construction costs of a plant built by DGD that processes animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant began operations at the end of June 2013 and is located next to our St. Charles Refinery in Norco, Louisiana.

•
PI Dock Facilities LLC (PI Dock) - We own a 50 percent interest in PI Dock and have agreed to lend PI Dock up to $90 million to finance construction costs of a crude dock and certain shared facilities. PI Dock will construct and operate the crude dock and related facilities to be located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

(f)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(g)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Aruba, Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)
U.S. Mid-Continent product specifications for gasoline changed on September 16, 2013 from Conventional 87 gasoline to CBOB, or “conventional blendstock for oxygenate blending,” gasoline. As a result, we revised our U.S. Mid-Continent reference gasoline to CBOB.

Table Page 6